                                                                    EXHIBIT 10.1

                  FOURTH AMENDED AND RESTATED LOAN AGREEMENT

                               September 1, 2000



Panja Inc.
3000 Research Drive
Richardson, Texas  75082

Ladies and Gentlemen:

     This Fourth Amended and Restated Loan Agreement (the "Loan Agreement") will
                                                           --------------
serve to set forth the terms of the financing transactions by and between PANJA INC. ("Borrower"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Bank"). This
       --------                                                ----
Loan Agreement amends, restates and supersedes the Third Amended and Restated Loan Agreement dated March 31, 2000 in its entirety.

     1.   Credit Facilities.  Subject to the terms and conditions set forth in
          -----------------
this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loans, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the "Loan Documents"), Bank hereby agrees to
                                --------------
provide to Borrower the Credit Facilities or Facility hereinbelow (whether one or more, the "Credit Facilities"):
              -----------------

          (a) Borrowing Base Line of Credit. Subject to the terms and conditions set forth herein, Bank agrees to lend to Borrower, on a revolving basis from time to time during the period commencing on the date hereof and continuing through the maturity date of the promissory note evidencing this Credit Facility from time to time, such amounts as Borrower may request hereunder; provided, however, the total principal amount outstanding at any
           --------  -------
time shall not exceed an amount (the "Borrowing Base Amount") equal to the
                                      ---------------------
lesser of (i) an amount equal to the Domestic Borrowing Base (as such term is defined hereinbelow) plus the Credit Accommodation Amount (as hereinafter
                     ----
defined) or (ii) $ 10,000,000.00 (the "Borrowing Base Line of Credit") less the
                                       -----------------------------   ----
Letter of Credit Liabilities. If at any time the sum of (1) the aggregate principal amount outstanding under the Borrowing Base Line of Credit (which amount shall include amounts advanced pursuant to the Domestic Borrowing Base and the Credit Accommodation Amount advanced pursuant to the Exim Agreement [as hereinafter defined]) exceeds an amount equal to the Borrowing Base Amount, Borrower agrees to immediately repay to Bank such excess amount, plus all
                                                                 ----
accrued but unpaid interest thereon. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. The sums advanced under the the Borrowing Base Line of Credit shall be used for acquisitions and general corporate purposes.
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Panja Inc.
September 1, 2000
Page 2


          (b)  Advance/Term Facility. Subject to the terms and conditions set
               ---------------------
forth herein, Bank agreed to lend to Borrower, on a non-revolving basis from time to time during the period commencing on March 31, 1999 and continuing through September 30, 1999 ("Advance Period") an aggregate amount not to exceed
                             --------------
$10,000,000.00 (the "Advance/Term Facility"). Commencing on September 30, 1999
                     ---------------------
and continuing through the maturity date of the promissory note evidencing the Advance/Term Facility, the outstanding principal amount advanced during the Advance Period shall be payable over a two (2) year term based upon a four (4) year amortization.

As used in this Loan Agreement, the term "Domestic Borrowing Base" shall have
                                          -----------------------
the meaning set forth hereinbelow:

An amount equal to

     (i)   80% of the Borrower's Eligible Accounts, plus
                                                    ----

     (ii)  30% of the Borrower's Eligible Inventory minus
                                                    -----

     (iii) the outstanding Letter of Credit Liabilities minus
                                                        -----

     (iv)  the Reserve (as hereinafter defined).

Notwithstanding anything contained herein to the contrary, any accounts receivable or inventory included in the Borrowing Base under the Exim Agreement shall not be included as Eligible Accounts or Eligible Inventory under the Domestic Borrowing Base.

As used herein, the term "Eligible Accounts" shall mean at any time, an amount
                          -----------------
equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Borrower for goods sold or leased or services rendered in the ordinary course of business, in which the Bank has a perfected, first priority lien, after deducting (without duplication): (i) each such account that is unpaid 60 days or more after the date due thereof, (ii) the amount of all discounts, allowances, rebates, credits and adjustments to such accounts (iii) the amount of all contra accounts, setoffs, defenses or counterclaims asserted by or available to the account debtors, (iv) all accounts with respect to which goods are placed on consignment or subject to a guaranteed sale or other terms by reason of which payment by the account debtor may be conditional, (v) all accounts with respect to which Borrower has furnished a payment and/or performance bond and that portion of any account for or representing retainage, if any, until all prerequisites to the immediate payment of retainage have been satisfied, (vi) all accounts owing by account debtors for which there has been instituted a proceeding in bankruptcy or reorganization under the United States Bankruptcy Code or other law, whether state or federal, now or hereafter existing for relief of debtors, (vii) all accounts owing by any affiliates of Borrower, (viii) all accounts in which the account debtor is the United States or any department, agency or instrumentality of the United States, except to the extent an acknowledgment of assignment to Bank of such account in compliance with the Federal Assignment of Claims Act and other applicable laws has been received by Bank, (ix) that portion of all accounts due Borrower by any account debtor who is not a resident or citizen or otherwise located in the continental United States of America, (x) all accounts subject to any provision prohibiting assignment or requiring notice of or consent to such assignment, (xi) that portion of all account balances owing by any single account debtor which exceeds 25% of the aggregate of all accounts otherwise deemed
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Panja Inc.
September 1, 2000
Page 3


eligible hereunder which are owing to Borrower by all account debtors, and (xii) any other accounts deemed unacceptable by Bank in its sole and absolute discretion; provided, however, if more than 10% of the then balance owing by any single account debtor does not qualify as an Eligible Account under the foregoing provisions, then the aggregate amount of all accounts owing by such account debtor shall be excluded from Eligible Accounts.

As used herein, the term "Eligible Inventory" shall mean as of any date, the
                          ------------------
aggregate value of all inventory of finished goods (excluding work in progress and packaging materials, supplies and any advertising costs capitalized into inventory) then owned by Borrower and held for sale, lease or other disposition in the ordinary course of its business, in which Bank has a first priority lien, excluding (i) inventory which is damaged, defective, obsolete or otherwise unsaleable in the ordinary course of Borrower's business, (ii) inventory which has been returned or rejected, and (iii) inventory subject to any consignment arrangement between Borrower and any other person or entity. For purposes of this definition, Eligible Inventory shall be valued at the lower of cost (excluding the cost of labor) or market value.

As used herein, the term "Reserve" shall mean an amount from time to time
                          -------
established by Bank in its reasonable good faith judgment as a reserve in reduction of the Domestic Borrowing Base in respect of contingencies or other potential factors which, in the event they should occur, could adversely affect or otherwise reduce the anticipated amount of timely collections in payment of Eligible Accounts or the value (whether at cost or market) of Eligible Inventory. The "Reserve", if any from time to time, does not represent cash
                 -------
funds.

All advances under the Credit Facilities shall be collectively called the

"Loans".  Borrower shall provide Bank with the notices required under paragraphs
 -----
6 and 9 of the respective Notes which, in addition to specifying the requested interest rate, shall specify (i) the aggregate amount of such requested advance,
(ii) the requested date of such advance, and (iii) the purpose for such advance, with such advances to be requested in a form satisfactory to Bank.

In addition to the amounts advanced pursuant to the Domestic Borrowing Base under this Loan Agreement, the Credit Accommodation Amount, as such term is defined in the Borrower Agreement dated of even date herewith by and among Borrower, Bank and Banc One International Corporation (the "Exim Agreement")
                                                            --------------
governing a $4,000,000.00 Eximbank guaranteed working capital loan (the "Exim
                                                                         ----
Loan"), shall be included as a portion of the Borrowing Base Line of Credit;
----
provided, however, the Exim Agreement shall set forth additional terms for disbursement of the Exim Loan.

     2.   Promissory Notes.  The Loans shall be evidenced by one or more
          ----------------
promissory notes (whether one or more, together with any renewals, extensions and increases thereof, the "Notes") duly executed by Borrower and payable to the
                            -----
order of Bank, in form and substance acceptable to Bank. Interest on the Notes shall accrue at the rate set forth therein. The principal of and interest on the Notes shall be due and payable in accordance with the terms and conditions set forth in the Notes and in this Loan Agreement.
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Panja Inc.
September 1, 2000
Page 4


     3.   Letters of Credit.
          -----------------

          (a)  Issuance of Letters of Credit.  Subject to the terms and
               -----------------------------
conditions of this Loan Agreement, Bank Agrees to issue one or more letters of credit (collectively, the "Letters of Credit") for the account of Borrower from
                           -----------------
time to time from the date hereof to and including the maturity date of the Note; provided, however, that Bank's outstanding commitments under all outstanding Letters of Credit (the "Letter of Credit Liabilities") shall not at
                                    ----------------------------
any time exceed the lesser of $500,000 or an amount equal to the Available Funds. As used herein, the "Available Funds" shall be equal to an amount which
                            ---------------
is the (i) lesser of (1) an amount equal to the Borrowing Base Line of Credit, or (2) an amount equal to the Borrowing Base Amount, less (ii) the aggregate
                                                     ----
principal amount outstanding under the Borrowing Base Line of Credit. All Letters of Credit shall have an expiration date of no more than seven (7) months beyond the maturity date of the Borrowing Base Line of Credit, must support a transaction that is entered in to in the ordinary course of business, must otherwise be satisfactory in form and substance to Bank, and shall be issued pursuant to such documents and instruments, including, without limitation, Bank's standard application and agreement for issuance of letters of credit, as then in effect ("Letter of Credit Application") as Bank may require. No Letter
                 ----------------------------
of Credit shall require any payment by Bank to the beneficiary thereunder pursuant to a drawing prior to the third business day following presentment of a draft and any related documents to Bank. Each Letter of Credit shall be issued on at least two (2) business days prior notice from Borrower to Bank.

          (b)  Repayment.  Each payment by Bank pursuant to a drawing under a
               ---------
Letter of Credit must be repaid to Bank immediately by Borrower in accordance with the terms of the subject Letter of Credit Application.

          (c)  Fee.  Borrower shall pay to Bank a letter of credit fee payable
               ---
on the date each Letter of Credit is issued in an amount equal to one and one-half (1.5%) per annum of the stated amount of such Letter of Credit, for the stated term of such Letter of Credit, based on a 360 day year and the actual number of days elapsed.

     4.   Collateral.  As collateral and security for the indebtedness
          ----------
evidenced by the Notes and any and all other indebtedness or obligations, contingent or otherwise, whether now existing or hereafter arising of Borrower to Bank, Borrower shall grant, and hereby grants, to Bank, its successors and assigns, a first and prior lien and security interest in and to the property described hereinbelow, together with any and all PRODUCTS AND PROCEEDS thereof (the Collateral"):
     ----------

          (a) All present and future accounts, chattel paper, documents, instruments, deposit accounts and general intangibles (including any right to payment for goods sold or services rendered arising out of the sale or delivery of personal property or work done or labor performed by Borrower), now or hereafter owned, held, or acquired by Borrower (other than the accounts receivable owing to Borrower by Axcess Technology Limited ("Axcess"), together
                                                            ------
with any and all books of account, customer lists and other records relating in any way to the foregoing.

          (b) All present and hereafter acquired inventory (including without limitation, all work in process and finished goods) held, possessed, owned, held on consignment, or
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Panja Inc.
September 1, 2000
Page 5


held for sale, lease, return or to be furnished under contracts of service, in whole or in part, by Borrower wherever located.

          (c) All equipment of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Borrower and used or usable in Borrower's business, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing.

          (d) Sixty-five percent (65%) of the capital stock of each of Axcess, Panja Pte, Ltd. and AMX International Sales Corp., together with all replacements, substitutions, products and proceeds thereof.

The term "Collateral" shall also include all records and data relating to any of the foregoing (including, without limitation, any computer software on which such records and data may be located). Borrower agrees to execute such security agreements, assignments, deeds of trust and other agreements and documents as Bank shall deem appropriate and otherwise require from time to time to more fully create and perfect Bank's lien and security interests in the Collateral.

     5.   Representations and Warranties.  Borrower hereby represents and
          ------------------------------
warrants and upon each request for an advance under the Credit Facilities further represents and warrants, to Bank as follows:

          (a)  Existence.  Borrower is a corporation duly organized, validly
               ---------
existing and in good standing under the laws of the State of Texas and all other states where it is doing business, and has all requisite power and authority to execute and deliver the Loan Documents.

          (b)  Binding Obligations. The execution, delivery, and performance of
               -------------------
this Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

          (c)  No Consent.  The execution, delivery and performance of this Loan
               ----------
Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of its articles or certificate of incorporation or bylaws, if Borrower is a corporation, or its partnership agreement, if Borrower is a partnership, or any agreement or other instrument binding upon Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or (ii) require the consent, approval or authorization of any third party.

          (d)  Financial Condition. Each financial statement of Borrower or
               -------------------
Consolidated Borrower (as hereinafter defined), as the case may be, supplied to the Bank truly discloses and fairly presents Borrower's or Consolidated Borrower's financial condition as of the date
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Panja Inc.
September 1, 2000
Page 6


of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower or Consolidated Borrower subsequent to the date of the most recent financial statement supplied to the Bank.

          (e)  Litigation.  There are no actions, suits or proceedings,
               ----------
pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties, or operations of Borrower.

          (f)  Taxes; Governmental Charges.  Borrower has filed all federal,
               ---------------------------
state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

     6.   Conditions Precedent to Advances.  Bank's obligation to make any
          --------------------------------
advance under this Loan Agreement or issue any Letters of Credit under this Loan Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and after giving effect thereto
(i) all representations and warranties made to Bank in this Loan Agreement and the other Loan Documents shall be true and correct, as of and as if made on such date, (ii) no material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to Bank by Borrower shall have occurred and be continuing, (iii) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), and (iv) Bank's receipt of all Loan Documents appropriately executed by Borrower and all other proper parties.

     7.   Affirmative Covenants.  Until (i) the Notes, the Letter of Credit
          ---------------------
Liabilities and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and
(ii) the Bank has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless Bank shall otherwise consent in writing:

          (a)  Accounts and Records.  Maintain its books and records in
               --------------------
accordance with generally accepted accounting principles.

          (b)  Right of Inspection.  Permit Bank to visit its properties and
               -------------------
installations and to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times.

          (c)  Right to Additional Information.  Furnish Bank with such
               -------------------------------
additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as Bank may request from time to time.
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Panja Inc.
September 1, 2000
Page 7


          (d)  Compliance with Laws.  Conduct its business in an orderly and
               --------------------
efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower its businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances).

          (e)  Taxes.  Pay and discharge when due all of its indebtedness and
               -----
obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

          (f)  Insurance.  Maintain insurance, including but not limited to,
               ---------
fire insurance, comprehensive property damage, public liability, worker's compensation, business interruption and other insurance deemed necessary or otherwise required by Bank.

          (g)  Notice of Indebtedness.  Promptly inform Bank of the creation,
               ----------------------
incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement.

          (h)  Notice of Litigation.  Promptly after the commencement thereof,
               --------------------
notify Bank of all actions, suits and proceedings before any court or any governmental department, commission or board affecting Borrower or any of its properties.

          (i)  Notice of Material Adverse Change.  Promptly inform Bank of (i)
               ---------------------------------
any and all material adverse changes in Borrower's financial condition, and (ii) all claims made against Borrower which could materially affect the financial condition of Borrower.

          (j)  Additional Documentation.  Execute and deliver, or cause to be
               ------------------------
executed and delivered, any and all other agreements, instruments or documents which Bank may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

     8.   Negative Covenants.  Until (i) the Notes, the Letter of Credit
          ------------------
Liabilities and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and
(ii) the Bank has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Bank:

          (a)  Nature of Business.  Make any material change in the nature of
               ------------------
its business as carried on as of the date hereof.
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Panja Inc.
September 1, 2000
Page 8


          (b)  Liquidations, Mergers, Acquisitions, Consolidations. Liquidate,
               ---------------------------------------------------
merge, acquire or consolidate with or into any other entity.

          (c)  Sale of Assets.  Sell, transfer or otherwise dispose of any of
               --------------
its assets or properties, other than in the ordinary course of business.

          (d)  Liens.  Create or incur any lien or encumbrance on any of its
               -----
assets, other than (i) liens and security interest securing indebtedness owing to Bank, (ii) liens for taxes, assessments or similar charges with (1) not yet due or (2) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves, and (iii) liens and security interest existing as of the date hereof which have been disclosed to and approved by the Bank in writing.

          (e)  Indebtedness.  Create, incur or assume any indebtedness for
               ------------
borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Bank, (ii) borrowings outstanding on the date hereof and disclosed in writing to Bank and (iii) borrowings not to exceed the aggregate amount of $250,000.00 in any fiscal year.

          (f)  Loan.  Make any Loan to any person or entity; provided, however,
               ----
Borrower may make loans to employees or Affiliates which do not exceed the aggregate amount of $150,000.00.

          (g)  Transactions with Affiliates.  Enter into any transaction,
               ----------------------------
including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term "Affiliate" means any individual or entity directly or
                  ---------
indirectly controlling, controlled by, or under common control with, another individual or entity.

          (j)  Dividends.  Borrower agrees not to declare or pay any dividends
               ---------
on any shares of Borrower's capital stock, make any other distributions with respect to any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Borrower's capital stock, or make any other distribution, sale, transfer or lease of any of Borrower's assets other than in the ordinary course of business, unless any such amounts are directly utilized for the payment of principal or interest on indebtedness and obligations owing from time to time by Borrower to Bank.

          (k)  Operating Leases.  Borrower will not permit the aggregate
               ----------------
amount of all rental payments under operating leases to exceed $2,500,000.00 in fiscal year 2001.

     9.  Financial Covenants.  Until (i) the Notes, the Letter of Credit
         -------------------
Liabilities and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and
(ii) the Bank has no further commitment to lend
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Panja Inc.
September 1, 2000
Page 9


hereunder, Borrower and all Affiliates and/or subsidiaries ("Consolidated
                                                             ------------
Borrower") will maintain the following financial covenants:
--------

          (a)  Current Ratio.  Consolidated Borrower will maintain, at all
               -------------
times, a ratio of (i) current assets to (ii) current liabilities of not less than 1.5 to 1.0, which ratio shall be tested quarterly.

          (b)  Tangible Net Worth.  Consolidated Borrower will maintain, at all
               ------------------
times, its Tangible Net Worth at not less than (i) $21,800,000.00 for the quarter ending September 30, 2000, (ii) $21,550,000.00 for the quarter ending December 31, 2000, (iii) $21,075,000.00 for the quarter ending March 31, 2001, and (iv) $19,250,000.00 thereafter, which amounts shall be tested quarterly.

          (c)  Liabilities/Tangible Net Worth.  Consolidated Borrower will
               ------------------------------
maintain, at all times, a ratio of (i) total liabilities, to (ii) Tangible Net Worth of not greater than 1.5 to 1.0, which ratio shall be tested quarterly.

          (d)  Capital Expenditures.  Consolidated Borrower will not make
               --------------------
capital expenditures in excess of $8,500,000.00 during the fiscal year ending March 31, 2001.

As used herein, the term "Tangible Net Worth" means, as of any date, the total
                          ------------------
shareholder's equity (including capital stock and additional paid-in-stock) which would appear on a balance sheet of Consolidated Borrower less the book
                                                               ----
value of all intangible assets shown on such balance sheet.  As used herein,

"Distributions" shall mean all dividends and other distributions made by
--------------
Consolidated Borrower to its shareholders or partners, as the case may be, other than salary, bonuses and other compensation for services. Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to generally accepted accounting principles, consistently applied.

     10.  Reporting Requirements.  Until (i) the Notes, the Letter of Credit
          ----------------------
Liabilities and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and
(ii) the Bank has no further commitment to lend hereunder, Borrower will, unless Bank shall otherwise consent in writing, furnish to Bank:

          (a)  Interim Statements.  As soon as available, and in any event
               ------------------
within forty-five (45) days after the end of each quarter of each fiscal year of Consolidated Borrower, a consolidated and consolidating balance sheet and income statement of Consolidated Borrower as of the end of each quarter of each fiscal year, internally prepared and certified as being true and correct by the President or Chief Financial Officer of Borrower and the 10-Q Report.

          (b)  Annual Statements.  As soon as available and in any event
               -----------------
within ninety (90) days after the end of each fiscal year of Consolidated Borrower, a consolidated and consolidating balance sheet and income statement of Consolidated Borrower as of the end of such fiscal year, in each case audited by independent public accountants of recognized standing acceptable to Bank.

Panja Inc.
September 1, 2000
Page 10


          (c)  Compliance Certificate.  A certificate signed by the President
               ----------------------
or Chief Financial Officer within forty-five (45) days after the end of each quarter of each fiscal year, stating that Consolidated Borrower is in full compliance with all of its obligations under this Loan Agreement and all other Loan Documents and is not in default of any term or provisions hereof or thereof, and demonstrating compliance with all financial ratios and covenants set forth in this Loan Agreement.

          (d)  Borrowing Base Report.  A borrowing base report signed by the
               ---------------------
President or Chief Financial Officer within twenty (20) days after the end of each month of each fiscal year, in form and detail satisfactory to Bank.

          (e)  Accounts Aging.  An accounts receivable aging report within
               --------------
twenty (20) days after the end of each month of each fiscal year, in form and detail satisfactory to Bank.

          (f)  Payables Aging.  An accounts payable aging report within twenty
               --------------
(20) days after the end of each month of each fiscal year, in form and detail satisfactory to Bank.

     11.  Events of Default.  Each of the following shall constitute an "Event
          -----------------
of Default" under this Loan Agreement:

          (a)  The failure, refusal or neglect of Borrower to pay within ten
(10) days of when due any part of the principal of, or interest on, the Notes or any other indebtedness or obligations owing to Bank by Borrower from time to time.

          (b) The failure of Borrower or any Obligated Party (as defined below) to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents and such failure continues for a period of thirty (30) days after receipt of written notice thereof from Bank to Borrower.

          (c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Bank and Borrower.

          (d) Any representation contained herein or in any of the other Loan Documents made by Borrower or any Obligated Party is false or misleading in any material respect.

          (e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower to any third party under any agreement or understanding.

          (f) If Borrower or any Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective

Panja Inc.
September 1, 2000
Page 11


date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable
                                                                    ----------
Bankruptcy Law") or an involuntary petition for relief is filed against such
--------------
party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party.

          (g) If Borrower or any Obligated Party is an entity, the liquidation, dissolution, merger or consolidation of any such entity or, if Borrower or any Obligated Party is an individual, the death or legal incapacity of any such individual.

          (h) The entry of any judgment against Borrower or the issuance or entry of any attachment or other lien against any of the property of Borrower for an amount in excess of $25,000.00, if undischarged, unbonded or undismissed within thirty (30) days after such entry.

          (i) The occurrence of a default or an event of default under the documents evidencing, securing, governing and/or pertaining to the Exim Loan.

Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative. The term "Obligated Party", as used herein, shall
                                       ---------------
mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the indebtedness evidenced by the Notes.

     12.  Remedies.  Upon the occurrence of any one or more of the foregoing
          --------
Events of Default, (a) the entire unpaid balance of principal of the Notes, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Bank by Borrower at such time shall, at the option of Bank, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) Bank may, at its option, cease further advances under any of the Notes and the issuance of Letters of Credit; provided,
                                                                       --------
however, concurrently and automatically with the occurrence of an Event of
-------
Default under subparagraph (f) in the immediately preceding paragraph (i)
              ------------
further advances under the Notes and issuance of Letters of Credit shall cease, and (ii) the Notes and all other indebtedness owing to Bank by Borrower at such time shall, without any action by Bank, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Bank set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Bank, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.
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Panja Inc.
September 1, 2000
Page 12


     13.  Rights Cumulative.  All rights of Bank under the terms of this Loan
          -----------------
Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

     14.  Waiver and Agreement.  Neither the failure nor any delay on the part
          --------------------
of Bank to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

     15.  Benefits.  This Loan Agreement shall be binding upon and inure to the
          --------
benefit of Bank and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

     16.  Notices.  All notices, requests, demands or other communications
          -------
required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty
(30) days prior to the effective date of such new address.

     17.  Construction.  This Loan Agreement and the other Loan Documents have
          ------------
been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Bank's address set forth on the signature page hereof is located.

     18.  Invalid Provisions.  If any provision of this Loan Agreement or any of
          ------------------
the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

Panja Inc.
September 1, 2000
Page 13


     19.  Expenses.  Borrower shall pay all costs and expenses (including,
          --------
without limitation, reasonable attorneys' fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Bank's rights upon the occurrence of Event of Default.

     20.  Participation of the Loans.  Borrower agrees that Bank may provide any
          --------------------------
information Bank may have about Borrower or about any matter relating to the Notes to Bank One Corporation, or any of its subsidiaries or affiliates or other successors. Borrower agrees that Bank may, at its option, sell interests in the Loans and its rights under this Loan Agreement to a financial institution or institutions and, in connection with each such sale, Bank may disclose any financial and other information available to Bank concerning Borrower to each perspective purchaser.

     21.  Entire Agreement.  This Loan Agreement (together with the other Loan
          ----------------
Documents) contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

     22.  Conflicts.  In the event any term or provision hereof is inconsistent
          ---------
with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

     23.  Counterparts.  This Loan Agreement may be separately executed in any
          ------------
number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

     24.  Interest Rate Cap/Swap Arrangements.  Bank agrees that Borrower may
          -----------------------------------
enter into an interest rate cap or swap arrangement during the term of the Loans. Borrower agrees to execute such documentation in connection with such arrangement as Bank may reasonably require.

     If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan Agreement to the undersigned.


                                                 Very truly yours,

                                                 BANK ONE, TEXAS, N.A.

                                                 By: /s/ Paul C. Koch
                                                     ---------------------------
                                                     Name:  Paul C. Koch
                                                           ---------------------
                                                     Title: First Vice President
                                                            --------------------

                                                 Bank's Address:
                                                 1717 Main Street
                                                 Dallas, Texas 75201

Panja Inc.
September 1, 2000
Page 14


ACCEPTED as of the date first
written above.

BORROWER:                             Borrower's Address:
--------

PANJA INC., a Texas  corporation      3000 Research Drive
                                      Richardson, Texas 75082

By:  /s/ Paul D. Fletcher
    -------------------------------
    Name: Paul D. Fletcher
         --------------------------
    Title:  Vice President and
            Chief Financial Officer
           ------------------------